SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073 Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. CONTINUES GROWTH OF EARNING ASSETS IN THE THIRD QUARTER OF 2013

— Net income totaled $2.5 million, or $0.13 per share for the quarter ended September 30 —
includes $0.8 million non-recurring charge associated with branch restructuring

— Loan originations and purchases of $142.7 million in the third quarter and $280.0 million year-to-date surpass target for the 12 months of 2013—

— Cash dividend of $0.06 cents per share declared —

YONKERS, N.Y. – October 22, 2013 – Hudson Valley Holding Corp. (NYSE: HVB) reported third quarter 2013 financial results, including growth of the bank’s loan and securities portfolios and core deposits.

The parent company of Hudson Valley Bank earned $2.5 million, or $0.13 per diluted share, in the third quarter of 2013, including the impact of a non-recurring $1.3 million pre-tax write-off associated with branch consolidations completed earlier this year. The company earned $3.5 million, or $0.18 per share, in the second quarter of 2013 and $3.1 million, or $0.16 per share, in the third quarter of 2012.

“We’re pleased to have already surpassed our $200 million loan origination and purchase target for the year, as we drive total loan growth in 2013 and beyond by providing more comprehensive lending products focused on middle-market companies, professionals and not-for-profit entities,” President and Chief Executive Officer Stephen R. Brown said. “We continue to hold the line on operating expenses and again lowered funding costs thanks to our solid core deposit base, strong existing customer relationships and expanding client base.”

Liquidity Deployment

As previously announced, the bank is targeting total loan growth of about 10 percent in 2013, compared to the year prior, with total loan originations and purchases to date of $280 million already exceeding Hudson Valley’s $200 million full-year target. The bank has also targeted expansion of its investment securities portfolio by $100 million this year.

Summary of Earning Asset Balances
(Excludes Loans-Held-For-Sale)

		Third	Second	First
(dollars in thousands)	Year-to-Date	Quarter	Quarter	Quarter
	2013	2013	2013	2013
Starting loans, gross	$1,469,783	$1,480,373	$1,414,986	$1,469,783

Loan originations	164,858	64,195	75,933	24,730

Loan purchases	114,797	78,474	36,323	0

Payoffs, paydowns and other changes	(172,659)	(46,263)	(46,869)	(79,527)

Increase (decrease) in gross loans	106,996	96,406	65,387	(54,797)

Ending loans, gross	$1,576,779	$1,576,779	$1,480,373	$1,414,986

Starting securities	$455,295	$530,704	$483,792	$455,295

Securities purchases	253,299	42,923	110,137	100,239

Paydowns, maturities and other changes	(172,255)	(37,288)	(63,225)	(71,742)

Increase in securities	81,044	5,635	46,912	28,497

Ending securities	$536,339	$536,339	$530,704	$483,792

Hudson Valley continues to focus capital and investment on developing new middle market, small business and other lending products to successfully grow and diversify its loan portfolio beyond its traditional strength in commercial real estate (CRE). The company remains committed to a prudent timeline for deployment of excess liquidity, without compromising credit quality, risk management or market strength.

Newly originated loans in the first nine months of 2013 totaled $164.9 million and included $90.2 million of commercial real estate loans, $48.8 million of business loans and $25.9 million of residential 1-4 family loans.

Loans purchased in the third quarter of 2013 totaled $78.5 million and are largely fixed rate single-family mortgage loans. Prior to their acquisition late in the third quarter, Hudson Valley carried out a thorough credit and compliance review of each of these loans, which Hudson Valley believes exhibited high-quality credit risk characteristics, and carried an average yield of 3.1 percent.

The company believes its investment securities purchases continue to exhibit conservative interest rate and credit risk characteristics. Including recently acquired securities, Hudson Valley’s total portfolio yield averaged 2.52 percent in the third quarter of 2013, with an average duration of just 3.7 years.

Core Deposits

Even as the bank executed its liquidity deployment and loan growth strategy, Hudson Valley continued to maintain its solid core deposit franchise in the third quarter of 2013. These low-cost core deposits, which exclude time deposits greater than $100,000, were $2.6 billion, or 96.8 percent of total deposits, at September 30, 2013, compared to $2.5 billion at June 30, 2013 and $2.5 billion at September 30, 2012.

Continued improvement in the company’s historically low average cost of deposits to 18 basis points in the third quarter of 2013 from 20 basis points in the second quarter of 2013 and 22 basis points in the third quarter of 2012 continues to help mitigate the impact of remaining excess liquidity on net interest margin.

Profitability

Hudson Valley’s net interest margin was 2.99 percent in the third quarter of 2013, compared to 3.06 percent in the second quarter of 2013 and 3.60 percent in the third quarter of 2012. As previously disclosed, the company continues to expect the pace of margin compression to moderate for the remainder of 2013, as compared to the prior year. Looking ahead, Hudson Valley expects stabilizing net interest margin as the bank continues to make progress on deploying cash into earning assets and as the effect of the third quarter originations and purchases are reflected in future net interest income.

Average net loans totaled $1.45 billion in the third quarter of 2013, compared to $1.41 billion in the second quarter of 2013 and $1.51 billion in the third quarter of 2012. The yield on the loan portfolio declined by 15 basis points to 5.19 percent for the third quarter of 2013, compared to 5.34 percent for the second quarter of 2013 and declined by 55 basis points compared to 5.74 percent for the third quarter of 2012.

Net interest income totaled $21.0 million for the third quarter of 2013, compared to $21.1 million for the second quarter of 2013 and $24.1 million in the third quarter of 2012.

Hudson Valley’s total non-interest income was $4.2 million in the third quarter of 2013, compared to $3.9 million in the second quarter of 2013 and $4.4 million in the third quarter of 2012. Investment advisory fees were $1.9 million in the third quarter of 2013, compared to $2.0 million in the second quarter of 2013 and $2.3 million in the year-ago quarter on lower balances.

Non-interest expense was $21.5 million and $61.0 million for the three and nine months ended September 30, 2013, respectively, compared to $20.0 million and $61.9 million for the three and nine months ended September 30, 2012, respectively. The increase during the third quarter of 2013 was due to a non-recurring $1.3 million pre-tax write-off associated with branch consolidations completed earlier this year. Non-interest expense was reduced by 1.6% for the nine months ended September 30, 2013, compared to the same period in the prior year.

The bank’s efficiency ratio, which since the first half of 2012 has reflected the impact of excess liquidity on net interest income, was 84.2 percent in the third quarter of 2013, compared to 78.1 percent in the second quarter of 2013 and 69.3 percent in the third quarter of 2012.

Credit Quality

Overall portfolio trends continue to reflect an uneven but generally improving credit environment across Hudson Valley’s niche commercial franchise in metropolitan New York. Hudson Valley’s total nonperforming assets (NPAs), including nonaccrual loans, nonaccrual loans held for sale, accruing loans delinquent over 90 days and other real estate owned (OREO), were $34.0 million at September 30, 2013, compared to $30.3 million at June 30, 2013 and $42.6 million at September 30, 2012. NPAs totaled 1.12 percent of total assets at September 30, 2013, compared to 1.01 percent at June 30, 2013 and 1.45 percent at September 30, 2012. The increase during the third quarter of 2013 was primarily due to the transfer of one loan totaling $4.1 million to non-accrual status.

Reflecting generally improving credit trends, net charge-offs were $0.8 million for the third quarter of 2013, compared to $0.5 million and $4.3 million in the linked and year-ago quarters, respectively. As a percentage of average loans, annualized net charge-offs were 0.23 percent in the third quarter of 2013, compared to 0.13 percent in the second quarter of 2013 and 1.16 percent in the third quarter of 2012.

The bank’s provision for loan losses in the third quarter of 2013 was $0.8 million, compared to $0.3 million in the linked quarter and $3.7 million in the year-ago quarter.

The bank’s allowance for loan losses was $25.9 million at September 30, 2013, compared to $25.9 million at June 30, 2013 and $28.1 million at September 30, 2012. The allowance measured 1.64 percent, 1.75 percent and 1.86 percent of total loans at each of those dates, respectively. At September 30, 2013, classified assets represented 29.1 percent of Tier 1 capital plus the allowance, down from 30.8 percent at June 30, 2013.

Quarterly Cash Dividend

Hudson Valley’s board of directors declared a cash dividend of $0.06 per share, payable on November 15, 2013 to all common stockholders of record as of the close of business on November 4, 2013.

Capital Strength

At September 30, 2013, Hudson Valley Holding Corp. posted a total risk-based capital ratio of 17.2 percent, a Tier 1 risk-based capital ratio of 15.9 percent, and a Tier 1 leverage ratio of 9.2 percent. Its Hudson Valley Bank subsidiary at September 30, 2013 posted a total risk-based capital ratio of 16.9 percent, a Tier 1 risk-based capital ratio of 15.7 percent, and a Tier 1 leverage ratio of 9.0 percent.

Non-GAAP Financial Disclosures and Reconciliation to GAAP

In addition to disclosing Hudson Valley Holding Corp’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this disclosure with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp’s capital position.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

Conference Call

As previously announced, Hudson Valley will hold its quarterly conference call to review the company’s financial results on Wednesday, October 23, 2013 at 10:00 AM ET:

Domestic (toll free): 1-888-317-6016; International (toll): +1-412-317-6016.

All participants should dial in at least ten minutes prior to the call and request the “Hudson Valley — Third Quarter 2013 Earnings Call.”

A replay of the call will be available one hour from the close of the conference through November 8, 2013 at 9:00 AM ET:

Domestic Toll Free: 1-877-344-7529 — Conference # 10033935; International Toll: +1-412-317-0088- Conference # 10033935.

Participants will be required to state their name and company upon entering call.

The company webcast will be available live at 10:00 AM ET, and archived after the call through its website at www.hudsonvalleybank.com.

About Hudson Valley Holding Corp.
Through its Hudson Valley Bank subsidiary, Hudson Valley Holding Corp. (NYSE: HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and select individuals in metropolitan New York. Headquartered in Yonkers, N.Y., the company provides a full range of banking, trust and investment management services to niche commercial customers and their principals throughout Westchester and Rockland counties, the Bronx, Brooklyn and Manhattan. Hudson Valley is the largest bank headquartered in Westchester County, with $3.0 billion in assets, $2.7 billion in deposits and 28 branches. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to September 30, 2013. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2012 include, but are not limited to:

•	Our inability to comply with the formal agreement entered into with the Office of the Comptroller of the Currency (the “OCC”) and any additional restrictions placed on us as a result of future regulatory exams or changes in regulatory policy implemented by the OCC or other bank regulators;

•	the OCC and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended September 30, 2013 and 2012
Dollars in thousands, except per share amounts
	Three Months Ended
	September 30
	2013	2012
Interest Income:
Loans, including fees	$18,805	$21,619
Securities:
Taxable	2,352	2,902
Exempt from Federal income taxes	696	796
Federal funds sold	8	11
Deposits in banks	548	381
Total interest income	22,409	25,709

Interest Expense:
Deposits	1,207	1,393
Securities sold under repurchase agreements and other short-term borrowings	6	18
Other borrowings	183	183
Total interest expense	1,396	1,594

Net Interest Income	21,013	24,115
Provision for loan losses	767	3,723
Net interest income after provision for loan losses	20,246	20,392

Non Interest Income:
Service charges	1,434	1,454
Investment advisory fees	1,915	2,303
Other-than-temporary impairment loss:
Total impairment loss	—	—
Loss recognized in comprehensive income	—	—
Net impairment loss recognized in earnings	—	—
Losses on sales and revaluations of loans and other real estate owned, net	—	—
Other income	840	596
Total non interest income	4,189	4,353

Non Interest Expense:
Salaries and employee benefits	11,213	11,366
Occupancy	2,093	2,121
Professional services	1,979	1,739
Equipment	1,032	1,071
Business development	547	545
FDIC assessment	1,007	811
Other operating expenses	3,675	2,382
Total non interest expense	21,546	20,035

Income Before Income Taxes	2,889	4,710
Income Taxes	394	1,576
Net Income	$2,495	$3,134

Basic Earnings Per Common Share	$0.13	$0.16
Diluted Earnings Per Common Share	$0.13	$0.16

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the nine months ended September 30, 2013 and 2012
Dollars in thousands, except per share amounts
	Nine Months Ended
	September 30
	2013	2012
Interest Income:
Loans, including fees	$56,890	$73,197
Securities:
Taxable	6,937	9,355
Exempt from Federal income taxes	2,244	2,792
Federal funds sold	30	28
Deposits in banks	1,536	735
Total interest income	67,637	86,107

Interest Expense:
Deposits	3,746	4,557
Securities sold under repurchase agreements and other short-term borrowings	22	85
Other borrowings	542	546
Total interest expense	4,310	5,188

Net Interest Income	63,327	80,919
Provision for loan losses	1,828	6,976
Net interest income after provision for loan losses	61,499	73,943

Non Interest Income:
Service charges	4,567	4,850
Investment advisory fees	5,807	7,213
Other-than-temporary impairment loss:
Total impairment loss	—	(528)
Loss recognized in comprehensive income	—	—
Net impairment loss recognized in earnings	—	(528)
Gains on sales and revaluation of loans held for sale and other real estate owned, net	17	15,920
Other income	2,196	2,041
Total non interest income	12,587	29,496

Non Interest Expense:
Salaries and employee benefits	33,615	33,544
Occupancy	6,303	6,563
Professional services	5,215	5,646
Equipment	3,089	3,300
Business development	1,590	1,899
FDIC assessment	2,900	2,165
Other operating expenses	8,263	8,828
Total non interest expense	60,975	61,945

Income Before Income Taxes	13,111	41,494
Income Taxes	3,478	15,386
Net Income	$9,633	$26,108

Basic Earnings Per Common Share	$0.49	$1.33
Diluted Earnings Per Common Share	$0.49	$1.33

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30, 2013 and December 31, 2012
Dollars in thousands, except per share and share amounts
			Sep 30		Dec 31
			2013		2012
ASSETS
Cash and non interest earning due from banks				$57,981	$57,836
Interest earning deposits in banks				719,149	769,687

Total cash and cash equivalents				777,130	827,523
Federal funds sold				18,393	19,251
Securities available for sale, at estimated fair value (amortized cost of $541,104 in
2013 and $444,243 in 2012)				529,400	445,070
Securities held to maturity, at amortized cost (estimated fair value of $7,292 in
2013 and $10,825 in 2012)				6,939	10,225
Federal Home Loan Bank of New York (FHLB) stock				3,478	4,826
Loans (net of allowance for loan losses of $25,863 in 2013 and $26,612 in 2012)				1,552,125	1,440,760
Loans held for sale				—	2,317
Accrued interest and other receivables				22,125	24,826
Premises and equipment, net				15,686	23,996
Other real estate owned				—	250
Deferred income tax, net				24,654	19,263
Bank owned life insurance				40,852	39,257
Goodwill				23,842	23,842
Other intangible assets				760	903
Other assets				6,136	8,937
TOTAL ASSETS				$3,021,520	$2,891,246

LIABILITIES
Deposits:
Non interest bearing				$989,995	$1,035,847
Interest bearing				1,674,945	1,484,114
Total deposits				2,664,940	2,519,961
Securities sold under repurchase agreements and other short-term borrowings				21,038	34,624
Other borrowings				16,398	16,428
Accrued interest and other liabilities				28,442	29,262
TOTAL LIABILITIES				2,730,818	2,600,275

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2013 and 2012, respectively				—	—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
19,903,337 and 19,761,426 shares in 2013 and 2012, respectively				4,241	4,212
Additional paid-in capital				349,712	348,643
Retained earnings (deficit)				2,589	(3,471)
Accumulated other comprehensive loss				(8,276)	(849)
Treasury stock, at cost; 1,299,414 shares in 2013 and 2012				(57,564)	(57,564)
TOTAL STOCKHOLDERS’ EQUITY				290,702	290,971

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY				$3,021,520	$2,891,246

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	Average Balances and Interest Rates
	For the three months ended September 30, 2013 and 2012
The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates.
		Three Months Ended September 30,

		2013				2012

(Unaudited)	Average			Yield/	Average		Yield/
	Balance	Interest (3)		Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$807,764		$548	0.27%	$696,798	$381	0.22%
Federal funds sold	19,360		8	0.17%	22,782	11	0.19%
Securities: (1)
Taxable	462,622		2,352	2.03%	367,206	2,902	3.16%
Exempt from federal income taxes	83,681		1,070	5.11%	86,429	1,224	5.66%
Loans, net (2)	1,450,338		18,805	5.19%	1,505,942	21,619	5.74%
Total interest earning assets	2,823,765		22,783	3.23%	2,679,157	26,137	3.90%

Non interest earning assets:
Cash & due from banks	59,577				50,526
Other assets	132,410				146,062
Total non interest earning assets	191,987				196,588

Total assets	$3,015,752				$2,875,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$886,735		$739	0.33%	$874,877	$841	0.38%
Savings	126,827		80	0.25%	125,759	146	0.46%
Time	120,797		148	0.49%	136,459	194	0.57%
Checking with interest	488,219		240	0.20%	383,258	212	0.22%
Securities sold under repo & other s/t borrowings	27,743		6	0.09%	48,082	18	0.15%
Other borrowings	16,402		183	4.46%	16,441	183	4.45%
Total interest bearing liabilities	1,666,723		1,396	0.34%	1,584,876	1,594	0.40%

Non interest bearing liabilities:
Demand deposits	1,015,931				969,025
Other liabilities	35,887				31,204
Total non interest bearing liabilities	1,051,818				1,000,229

Stockholders’ equity (1)	297,211				290,640
Total liabilities and stockholders’ equity	$3,015,752				$2,875,745

Net interest earnings			$21,387			$24,543
Net yield on interest earning assets				3.03%			3.66%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual and loans held-for-sale.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
	Average Balances and Interest Rates
For the nine months ended September 30, 2013 and 2012
The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates.
	Nine Months Ended September 30,
		2013			2012
(Unaudited)	Average		Yield/	Average		Yield/
	Balance	Interest (3)	Rate	Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$794,649	$1,536	0.26%	$451,380	$735	0.22%
Federal funds sold	22,711	30	0.18%	18,707	28	0.20%
Securities: (1)
Taxable	423,549	6,937	2.18%	378,363	9,355	3.30%
Exempt from federal income taxes	83,268	3,452	5.53%	94,650	4,295	6.05%
Loans, net (2)	1,427,552	56,890	5.31%	1,692,823	73,197	5.77%
Total interest earning assets	2,751,729	68,845	3.34%	2,635,923	87,610	4.43%

Non interest earning assets:
Cash & due from banks	57,393			48,748
Other assets	133,755			151,766
Total non interest earning assets	191,148			200,514

Total assets	$2,942,877			$2,836,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$881,208	$2,364	0.36%	$904,794	$2,997	0.44%
Savings	127,014	267	0.28%	122,711	407	0.44%
Time	124,591	466	0.50%	140,774	659	0.62%
Checking with interest	433,088	649	0.20%	347,664	494	0.19%
Securities sold under repo & other s/t borrowings	27,926	22	0.11%	48,791	85	0.23%
Other borrowings	16,412	542	4.40%	16,450	546	4.43%
Total interest bearing liabilities	1,610,239	4,310	0.36%	1,581,184	5,188	0.44%

Non interest bearing liabilities:
Demand deposits	1,007,336			938,938
Other liabilities	30,960			28,421
Total non interest bearing liabilities	1,038,296			967,359

Stockholders’ equity (1)	294,342			287,894
Total liabilities and stockholders’ equity	$2,942,877			$2,836,437

Net interest earnings		$64,535			$82,422
Net yield on interest earning assets			3.13%			4.17%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual and loans held-for-sale.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Financial Highlights
Third Quarter 2013
(Dollars in thousands, except per share amounts)
	3 mos end	3 mos end	9 mos end	9 mos end
	Sep 30	Sep 30	Sep 30	Sep 30
	2013	2012	2013	2012
Earnings:
Net Interest Income	$21,013	$24,115	$63,327	$80,919
Non Interest Income	$4,189	$4,353	$12,587	$29,496
Non Interest Expense	$21,546	$20,035	$60,975	$61,945
Net Income	$2,495	$3,134	$9,633	$26,108
Net Interest Margin	2.99%	3.60%	3.07%	4.09%
Net Interest Margin (FTE) (1)	3.03%	3.66%	3.13%	4.17%
Diluted Earnings Per Share	$0.13	$0.16	$0.49	$1.33
Dividends Per Share	$0.06	$0.18	$0.18	$0.54
Return on Average Equity	3.45%	4.32%	4.41%	12.03%
Return on Average Assets	0.33%	0.44%	0.44%	1.23%
Average Balances:
Average Assets	$3,002,857	$2,874,634	$2,937,766	$2,838,448
Average Net Loans	$1,450,338	$1,505,942	$1,427,552	$1,692,823
Average Investments	$546,303	$453,635	$506,817	$473,013
Average Interest Earning Assets	$2,810,870	$2,678,046	$2,746,618	$2,637,934
Average Deposits	$2,638,509	$2,489,378	$2,573,237	$2,454,881
Average Borrowings	$44,145	$64,523	$44,338	$65,241
Average Interest Bearing Liabilities	$1,666,723	$1,584,876	$1,610,239	$1,581,184
Average Stockholders’ Equity	$289,395	$290,189	$291,315	$289,345
Asset Quality — During Period:
Provision for Loan Losses	$767	$3,723	$1,828	$6,976
Net Charge-offs	$830	$4,349	$2,578	$9,554
Annualized Net Charge-offs/Avg Net Loans	0.23%	1.16%	0.24%	0.75%
(1) See Non-GAAP financial measures and reconciliation to GAAP below.

	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Selected Balance Sheet Data
		Third Quarter 2013
	(Dollars in thousands except per share amounts)
		Sep 30		Jun 30		Mar 31	Dec 31	Sep 30
		2013		2013		2013	2012	2012
Period End Balances:
Total Assets			$3,021,520		$2,981,975	$2,828,809	$2,891,246	$2,929,042
Total Investments			$536,339		$530,704	$483,792	$455,295	$458,355
Net Loans			$1,552,125		$1,454,191	$1,386,694	$1,440,760	$1,476,814
Goodwill and Other Intangible Assets			$24,602		$24,650	$24,697	$24,745	$24,932
Total Deposits			$2,664,940		$2,625,115	$2,464,197	$2,519,961	$2,548,610
Total Stockholders’ Equity			$290,702		$289,466	$292,895	$290,971	$292,900
Tangible Common Equity (1)			$266,100		$264,816	$268,198	$266,226	$267,968
Common Shares Outstanding			19,903,337		19,898,145	19,880,657	19,761,426	19,638,090
Book Value Per Share			$14.61		$14.55	$14.73	$14.72	$14.91
Tangible Book Value Per Share (1)			$13.37		$13.31	$13.49	$13.47	$13.65
Tangible Common Equity Ratio — HVHC (1)			8.9%		9.0%	9.6%	9.3%	9.2%
Tier 1 Leverage Ratio — HVHC			9.2%		9.3%	9.5%	9.3%	9.4%
Tier 1 Risk Based Capital Ratio — HVHC			15.9%		16.5%	17.1%	16.5%	16.1%
Total Risk Based Capital Ratio — HVHC			17.2%		17.7%	18.3%	17.7%	17.4%
Tier 1 Leverage Ratio — HVB			9.0%		9.1%	9.3%	9.2%	9.2%
Tier 1 Risk Based Capital Ratio — HVB			15.7%		16.2%	16.8%	16.2%	15.9%
Total Risk Based Capital Ratio — HVB			16.9%		17.4%	18.0%	17.4%	17.2%
Gross Loans (excluding Loans Held-For-Sale):
Commercial Real Estate			$598,996		$594,301	$576,409	$550,786	$583,653
Construction			82,310		72,337	70,212	74,727	91,241
Residential Multi-Family			214,853		196,438	195,016	196,199	209,192
Residential Other			396,477		328,922	294,798	325,774	322,841
Commercial and Industrial			254,723		261,469	249,794	288,809	266,118
Individuals			17,352		16,752	17,696	21,725	22,270
Lease Financing			12,068		10,154	11,043	11,763	12,373
Total Loans			$1,576,779		$1,480,373	$1,414,968	$1,469,783	$1,507,688

Asset Quality — Period End:
Allowance for Loan Losses			$25,863		$25,926	$26,088	$26,612	$28,107
Loans 31-89 Days Past Due Accruing			$3,704		$8,824	$19,323	$12,630	$7,557
Loans 90 Days or More Past Due Accruing (90 PD)			$0		$0	$0	$0	$0
Nonaccrual Loans (NAL)			$33,964		$30,267	$32,140	$34,808	$42,305
Other Real Estate Owned (OREO)			$0		$0	$0	$250	$250
Nonperforming Loans Held For Sale (HFS)			$0		$0	$0	$0	$0
Nonperforming Assets (90 PD+NAL+OREO+HFS)			$33,964		$30,267	$32,140	$35,058	$42,555
Allowance / Total Loans			1.64%		1.75%	1.84%	1.81%	1.86%
NAL / Total Loans			2.15%		2.04%	2.27%	2.37%	2.81%
NAL + 90 PD / Total Loans			2.15%		2.04%	2.27%	2.37%	2.81%
NAL + 90 PD + OREO / Total Assets			1.12%		1.01%	1.14%	1.21%	1.45%
Nonperforming Assets / Total Assets			1.12%		1.01%	1.14%	1.21%	1.45%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.
	HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Selected Income Statement Data
		Third Quarter 2013
	(Dollars in thousands except per share amounts)
	3 mos end		3 mos end		3 mos end	3 mos end		3 mos end
	Sep 30		Jun 30		Mar 31	Dec 31		Sep 30
	2013		2013		2013	2012		2012
Interest Income		$22,409		$22,547	$22,681	$23,945		$25,709
Interest Expense		1,396		1,479		1,435	1,535	1,594
Net Interest Income		21,013		21,068	21,246	22,410		24,115
Provision for Loan Losses		767		289		772	1,531	3,723
Non Interest Income		4,189		3,881		4,517	4,346	4,353
Non Interest Expense		21,546		19,818	19,611	20,593		20,035
Income Before Income Taxes		2,889		4,842		5,380	4,632	4,710
Income Taxes		394		1,355		1,729	1,559	1,576
Net Income		$2,495		$3,487	$3,651	$3,073		$3,134

Diluted Earnings Per Share		$0.13		$0.18		$0.18	$0.16	$0.16

Net Interest Margin		2.99%		3.06%		3.18%	3.28%	3.60%

Average Cost of Deposits (1)		0.18%		0.20%		0.20%	0.21%	0.22%

(1) Includes noninterest bearing deposits

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP
(Dollars in thousands except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Total interest earning assets:
As reported	$2,810,870	$2,678,046	$2,746,618	$2,637,934
Unrealized (loss) gain on securities
available-for-sale (a)	(12,895)	(1,111)	(5,111)	2,011

Adjusted total interest earning assets (1)	$2,823,765	$2,679,157	$2,751,729	$2,635,923

Net interest earnings:
As reported	$21,012	$24,114	$63,327	$80,919
Adjustment to tax equivalency basis (b)	375	429	1,208	1,503

Adjusted net interest earnings (1)	$21,387	$24,543	$64,535	$82,422

Net yield on interest earning assets:
As reported	2.99%	3.60%	3.07%	4.09%
Effects of (a) and (b) above	0.04%	0.06%	0.06%	0.08%

Adjusted net yield on interest earning assets (1)	3.03%	3.66%	3.13%	4.17%

Average stockholders’ equity:
As reported	$289,395	$290,189	$291,315	$289,345
Effects of (a) and (b) above	(7,816)	(451)	(3,027)	1,451

Adjusted average stockholders’ equity (1)	$297,211	$290,640	$294,342	$287,894

Interest income:
As reported	$22,408	$25,708	$67,637	$86,107
Adjustment to tax equivalency basis (b)	375	429	1,208	1,503

Adjusted interest income (1)	$22,783	$26,137	$68,845	$87,610

Gross yield on interest earning assets:
As reported	3.19%	3.84%	3.28%	4.35%
Effects of (a) and (b) above	0.04%	0.06%	0.06%	0.08%

Adjusted gross yield on interest earning assets (1)	3.23%	3.90%	3.34%	4.43%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP - (Continued)
(Dollars in thousands except per share amounts)
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2013	2013	2013	2012	2012
Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$290,702	$289,466	$292,895	$290,971	$292,900
Less: Goodwill and other intangible assets	24,602	24,650	24,697	24,745	24,932
Tangible stockholders’ equity	$266,100	$264,816	$268,198	$266,226	$267,968

Total Assets:
As reported	$3,021,520	$2,981,975	$2,828,809	$2,891,246	$2,929,042
Less: Goodwill and other intangible assets	24,602	24,650	24,697	24,745	24,932
Tangible Assets	$2,996,918	$2,957,325	$2,804,112	$2,866,501	$2,904,110

Tangible equity ratio (2)	8.9%	9.0%	9.6%	9.3%	9.2%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$266,100	$264,816	$268,198	$266,226	$267,968
Common shares outstanding	19,903,337	19,898,145	19,880,657	19,761,426	19,638,090
Tangible book value per share (2)	$13.37	$13.31	$13.49	$13.47	$13.65

(1) Adjusted total interest earning assets, net interest earnings, net yield on interest earning assets and average stockholders equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2013 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and are used by management to analyze the relative strength of the Company’s capital position.